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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Birch Mountain Resources Ltd.
(Exact name of registrant as specified in its charter)

Alberta
(State of incorporation or organization)	(I.R.S. Employer identification No.)

Suite 300, 250 - Sixth Avenue S.W., Calgary, Alberta	T2P 3H7
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: _________________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        A description of the common shares ("Common Shares") of Birch Mountain Resources Ltd., an Alberta corporation ("Birch"), to be registered pursuant to this Form 8-A is contained in the section titled "Description of Securities to be Registered" in the Registration Statement of Birch on Form 20-F (File No. 000-31645) filed with the Securities and Exchange Commission on February 7, 2001, and is incorporated herein by reference.

Item 2. Exhibits.

        The Common Shares to be registered on this Form 8-A are to be listed on the American Stock Exchange, on which no other securities of Birch are listed. Pursuant to the instructions to Form 8-A, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
	(Registrant)	Birch Mountain Resources Ltd.

Date	April 14, 2005

By	/s/ Douglas J. Rowe
President and Chief Executive Officer